CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Play By Play Toys & Novelties, Inc. on Form S-8 (File No. 333-07031) of our report, dated April 25, 1996, except for Note 11 as to which the date is May 1, 1996, on our audits of the consolidated financial statements of Ace Novelty Co., Inc., and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Current Report on Form 8-K/A.

                               COOPERS & LYBRAND L.L.P.

Seattle, Washington
September 3, 1996